Exhibit 99.4

Ernst & Young LLP	Phone:	(512) 478-9881
Suite 1800	Fax:	(512) 473-3499
401 Congress	www.ey.com
Austin, Texas 78701

August 13, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K filed by Motive, Inc. (Motive or the Company) with the Securities and Exchange Commission (Commission) on July 30, 2007 (Motive 8-K). The Company did not provide Ernst & Young LLP (Ernst & Young or EY) an opportunity to furnish comments on the Motive 8-K prior to its filing. As provided for by Item 304(a)(3) of Regulation S-K, we are furnishing this letter to Motive to state our agreement or disagreement to filed information in the Motive 8-K.

In November 2005 the Company’s Audit Committee authorized an investigation (Investigation) into certain accounting issues. We have been working with the Company on various matters including evaluating the Investigation and the Company’s intended restatement of its financial statements (as previously publicly disclosed by the Company on Form 8-K). As part of the Investigation and restatement processes, we had numerous communications with Motive’s current Chairman and Chief Executive Officer (CEO), Motive’s current Chief Financial Officer (CFO), Motive’s former Acting Chief Financial Officer, members of the Company’s Audit Committee, and the Audit Committee’s investigation team (Investigation Team). In these communications, and during the Investigation and restatement processes, we raised numerous questions and concerns. As of the date we were dismissed as the Company’s independent accountants, we still had numerous unanswered questions and unaddressed concerns.

Most recently we were working toward an August 9, 2007 meeting with the Company’s Audit Committee to discuss, among other things, significant questions and concerns related to (i) the Investigation Team’s June 5, 2007 draft investigation report (Draft Report) and (ii) the Company’s July 4, 2007 accounting memo on four software license arrangements (Pre-Merger Transactions) executed prior to Motive’s acquisition of BroadJump, Inc. (BroadJump). Prior to the August 9, 2007 scheduled meeting, the Company dismissed Ernst & Young as its independent accountants and the Audit Committee approved and accepted a final investigation report (as announced in the Motive 8-K) without hearing all of our questions and concerns.

We agree with the first three paragraphs of the Motive 8-K.

Disagreements

Based on the information presented by the Company to Ernst & Young and the information resulting from the Investigation as of the date of our dismissal, we disagree with the Company’s intended accounting for the Pre-Merger Transactions as documented in the Company’s July 4, 2007 Memo (July 4th Memo). The Pre-Merger Transactions pertain to the reported sale by Motive of BroadJump products in December 2002 prior to Motive’s acquisition of BroadJump in January 2003.

A Member Practice of Ernst & Young Global

Ernst & Young LLP

August 13, 2007
Securities and Exchange Commission	Page 2

As of the date of our dismissal we had read the Company’s July 4th Memo and had requested additional information from the CEO and an Audit Committee representative, including support for an oral agreement and a legal opinion first introduced in the July 4th Memo. We had numerous questions and concerns surrounding the Pre-Merger Transactions and the reseller agreement under which they were executed, and we had planned on discussing these as well as other matters with the Audit Committee at the August 9, 2007 scheduled meeting. Many of these questions and concerns had been previously communicated to the Company’s management, the Audit Committee and the Investigation Team during the course of the Investigation.

Ernst & Young was informed by the CEO and an Audit Committee representative that the CFO, CEO and the Audit Committee had approved the July 4th Memo and the accounting discussed therein prior to releasing it to EY. While we believe there were unresolved issues pertaining to the accounting for the Pre-Merger Transactions as of the date of our dismissal, we believe the Company had not provided us with an adequately supported basis on which to recognize the Pre-Merger Transactions on Motive’s financial statements as contemplated by the July 4th Memo.

As a result, we believe this matter meets the definition of a reportable disagreement for the purposes of Item 304(a)(1)(iv) of Regulation S-K.

On the same basis as noted above for the Pre-Merger Transactions, we also have a disagreement with the Company’s accounting for the 2003 BroadJump acquisition because the purchase price allocation would be affected by the accounting for the Pre-Merger Transactions.

We were in the process of planning and performing audit procedures in several areas which may have ultimately resulted in additional disagreements, but we were dismissed and therefore cannot reach a conclusion.

Events Reportable Under Subparagraph (A) of Item 304(a)(1)(v) of Regulation S-K

Paragraph (1) in this section of the Motive 8-K refers to a discussion in the first quarter of 2007 where the CFO questioned whether EY agreed with his assessment that effective internal controls over financial reporting did not exist as of December 31, 2006. At that time and based on the fact that the Company had not yet closed or prepared financial statements for any of the accounting periods for 2006, EY agreed that material weaknesses existed as of December 31, 2006. At the date of our dismissal, Ernst & Young had not completed an audit of internal controls over financial reporting for any period and other matters may have come to our attention relating to significant deficiencies and material weaknesses in internal controls over financial reporting if we had completed an audit of internal controls over financial reporting.

Paragraph (2) of this section in the Motive 8-K refers to Ernst & Young’s June 5, 2007 letter (June 5 Letter) which included, as an Appendix, an interim restricted distribution letter regarding material weaknesses that we believed existed in Motive’s internal controls over financial reporting. The Company furnished the EY June 5 Letter and the interim letter as Exhibit 99.1 to the Motive 8-K. We noted in conversations with the CEO and with an Audit Committee representative prior to our dismissal that we believed the description of the material weaknesses identified by us in the interim letter was appropriate.

Ernst & Young LLP

August 13, 2007
Securities and Exchange Commission	Page 3

Based on information we had obtained through the date of our dismissal, we agree that the four material weaknesses identified by the Company in this section and by EY in the June 5 Letter meet the disclosure requirements of Subparagraph (A) of Item 304(a)(1)(v) of Regulation S-K.

Additionally, there are matters that cause us to question the appropriateness and effectiveness of the control environment and the monitoring components of the Company’s entity level controls. These matters are described below, and in our view rise to the level of a control weakness meeting the requirements of Subparagraph (A) of Item 304(a)(1)(v) of Regulation S-K.

As of the date of our dismissal, we had concerns regarding (i) the lack of adequate support provided for the accounting position in the Company’s July 4th Memo, (ii) the completeness of the Company’s July 4th Memo, and (iii) the Company’s documented accounting treatment for the Pre-Merger Transactions which we believe, based on the information provided to us, would result in errors in the Company’s financial statements.

Further, we previously expressed concerns to the Audit Committee, the CEO and the Investigation Team about the adequacy, objectivity and completeness of the ongoing Investigation and the Draft Report, and were preparing to further discuss our concerns at the August 9, 2007 scheduled Audit Committee meeting. Motive’s 8-K indicates that on July 30, 2007, the Company’s Audit Committee approved and accepted the Investigation Team’s final report. We have not been provided a copy of the final report and, therefore, we do not know what revisions, if any, were made to the Draft Report. However, excerpts from the final report furnished by the Company in Exhibit 99.3 to the Motive 8-K do not resolve our concerns.

In subparagraph four of paragraph (2) of this section of the Motive 8-K, the Company refers to a response to EY’s June 5 Letter by the CEO, Alfred Mockett. We will limit our comments to the first bullet point of subparagraph four and subparagraph five of paragraph (2) as we have no basis to agree or disagree with comments made in bullet points two through five of subparagraph four.

With respect to the Company’s first bullet point under subparagraph four, we have the following clarifications. Ernst & Young and the Investigation Team both determined it would be beneficial to jointly review the Draft Report to address any concerns prior to an Audit Committee meeting. EY also asked to be provided a copy of the Draft Report. On May 1, 2007 a meeting was scheduled for May 30, 2007 to jointly review the Draft Report. The May 30, 2007 meeting was cancelled by the Investigation Team on May 29, 2007 and as of that date we had not been provided a copy of the Draft Report. Therefore, we communicated certain concerns related to the Investigation and restatement processes in our June 5 Letter.

We disagree with the Company’s statement in subparagraph five of paragraph (2) in this section that states “From June 22, 2007 through the date of this Current Report, EY did not respond to the [June 22, 2007] e-mail from Motive’s Chairman and Chief Executive Officer.” The Company’s statement is inaccurate because Ernst & Young and the CEO specifically discussed the CEO’s June 22, 2007 email on June 26, 2007 during one of the scheduled series of weekly meetings EY had with the CEO to discuss the status of the Investigation and restatement processes.

Ernst & Young LLP

August 13, 2007
Securities and Exchange Commission	Page 4

Events Reportable Under Subparagraph (B) of Item 304(a)(1)(v) of Regulation S-K

We agree with the Company’s statements in this section except that, based on our communications with the Company and the Audit Committee and on our review of documents received from the Company, it is our understanding the Motive Board of Directors requested the resignation of both the former CFO and CEO.

Events Reportable Under Subparagraph (C) of Item 304(a)(1)(v) of Regulation S-K

During the Investigation and restatement processes, information was discovered indicating historical accounting for certain matters may have been inappropriate or contained errors that were material to previously filed financial statements. Ernst & Young recommended that the Company and/or the Audit Committee pursue certain of these matters when it was unclear what action the Company and/or the Audit Committee was going to take, including:

(1)	In November 2005, Ernst & Young recommended that the Audit Committee initiate an investigation into the Bizmatica Reseller Arrangement executed on March 31, 2005 (Bizmatica Arrangement) as well as other reseller arrangements and communicated the type of written representations EY would expect from the Audit Committee.

(2)	In the first quarter of 2006, EY recommended that the Company evaluate its accounting for multiple-element software license arrangements and expand the investigation to assess vendor specific objective evidence (VSOE) of fair value.

(3)	In the second quarter of 2006, EY recommended that the Company evaluate its accounting for sales commissions during the years subject to restatement.

(4)	In the third quarter of 2006, EY recommended that the Company evaluate and the Audit Committee expand the scope of the Investigation to include purchase accounting for the BroadJump acquisition.

(5)	In the third quarter of 2006, EY recommended that the Company evaluate and the Audit Committee expand the scope of the Investigation to include the Pre-Merger Transactions.

(6)	At various times during 2006 and 2007, Ernst & Young recommended that the Company evaluate whether services were for significant production, modification, customization or complex integration of the licensed software and the effect on the Company’s accounting.

(7)	At various times during 2006 and 2007, Ernst & Young recommended that the Company further evaluate and provide more information on potential concessions provided to customers and the effect on the Company’s accounting.

(8)	In December 2006 we learned of an April 2005 undocumented Motive Board of Directors meeting that the Investigation indicated was called to (i) discuss revenue recognition concerns raised by Ernst & Young on several Q1 2005 arrangements (including the Bizmatica Arrangement); and (ii) update the Board with respect to the potential sale of the Company to a specific suitor. In December 2006 and during 2007, Ernst & Young recommended that the Investigation Team expand the scope of the Investigation regarding the April 2005 undocumented Board of Directors meeting to consider fully certain aspects of that meeting. EY also recommended that the Investigation Team determine whether other undocumented meetings may have occurred.

Ernst & Young LLP

August 13, 2007
Securities and Exchange Commission	Page 5

As of the date of our dismissal we did not know the final extent to which the Company or the Audit Committee expanded the scope of the Investigation, the status of the Company’s conclusions or the Company’s final accounting adjustments, if any, with respect to our recommendations noted above.

Events Reportable Under Subparagraph (D) of Item 304(a)(1)(v) of Regulation S-K

We agree with the Company’s statements in paragraphs (1) through (6) of this section.

We also refer to the discussion under “Disagreements” above; Subparagraph (C) of Item 304(a)(1)(v) of Regulation S-K above; and “Other Potentially Reportable Matters” below.

Other Potentially Reportable Matters

As noted by the Company in the Motive 8-K, the Investigation Team had been conducting an investigation into various historical financial accounting issues and matters since November 2005. At numerous times during 2006 and 2007 prior to the date of our dismissal, EY representatives met with members of the Audit Committee and/or members of the Investigation Team (both individually and collectively) to discuss and review the progress and status of the Investigation, to consider and discuss possible expansions to the scope of the Investigation, and to discuss certain preliminary findings and conclusions of the Investigation Team. In the course of those meetings, we raised numerous questions, many of which remained unanswered as of the date of our dismissal.

We believe that the Company’s description and characterization of other potentially reportable matters, including the chronology of key events, contains inaccuracies, omits numerous important dates, and does not fully present the nature or extent of interaction between EY and the Company and/or the Audit Committee.

Ernst & Young had numerous meetings with the CEO, the CFO, Audit Committee representatives and members of the Investigation Team (collectively and/or individually) during the Investigation and restatement processes, including at least weekly communications from the time we received the Draft Report up to the week of our dismissal. After receiving the Draft Report, EY repeatedly stated that (i) we were working on reviewing the Draft Report and accumulating our comments, questions and concerns, (ii) we had numerous concerns and significant comments on the Draft Report; (iii) reviewing the Draft Report was more time-consuming than we had hoped or expected; and (iv) we would share our concerns and comments with the Audit Committee at the next meeting which was ultimately scheduled for August 9, 2007.

On Friday, July 27, 2007 we were dismissed. On Monday July 30, 2007 the Company filed the Motive 8-K without requesting or receiving comments from Ernst & Young on the Motive 8-K.

Ernst & Young LLP

August 13, 2007
Securities and Exchange Commission	Page 6

We have consistently raised questions and concerns to the Company, the Audit Committee and the Investigation Team throughout the Investigation. Upon receiving the Draft Report and later the Company’s July 4th Memo, we communicated that we were working toward a meeting (ultimately scheduled for August 9, 2007) to share further our concerns about both the Draft Report and the Company’s July 4th Memo. The Company dismissed us as its independent accountants, and the Audit Committee approved and accepted the Investigation Team’s final report without hearing all of our questions and concerns. Accordingly, many of our questions are unanswered and our concerns were unresolved as of the date of our dismissal.

Yours truly,

Cc:	Alfred Mockett, Chairman and Chief Executive Officer, Motive, Inc.
Cc:	Mike Fitzpatrick, Chief Financial Officer, Motive, Inc.
Cc:	Thomas Meredith, Chairman of the Audit Committee of the Board of Directors of Motive, Inc.